Contact:

LAURENCE S. LEVY
Chairman and Chief Executive Officer
Rand Acquisition Corporation
(212) 644-3450

FOR IMMEDIATE RELEASE
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                          RAND ACQUISITION CORPORATION
                        COMPLETES INITIAL PUBLIC OFFERING
                        ---------------------------------

     NEW YORK, NEW YORK, November 2, 2004 - Rand Acquisition Corporation (OTC
Bulletin Board: RAQCU) announced today that its initial public offering of
4,000,000 units was consummated. Each unit consists of one share of common stock and two warrants. The units were sold at an offering price of $6.00 per unit, generating gross proceeds of $24,000,000 to the Company. EarlyBirdCapital, Inc.
acted as managing underwriter for the initial public offering. A copy of the prospectus may be obtained from EarlyBirdCapital, Inc., 600 Third Avenue, 33rd
Floor, New York, New York 10016.

     Audited financial statements as of November 2, 2004 reflecting receipt of the proceeds upon consummation of the initial public offering have been issued by the Company and are included as Exhibit 99.1 to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission.

     The Company also announced that EarlyBirdCapital, Inc. has notified the
Company that separate trading of the common stock and warrants included in the units would commence on or about November 9, 2004.

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